QUARTERLY INVESTOR UPDATE SECOND Q UARTER F ISCAL YEAR 2024

FORWARD LOOKING STATEMENTS This investor update and our comments during the investor conference call contain “forward-looking statements” which are made in good faith by Pathward Financial, Inc.TM (the “Company”) pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “target,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements include, without limitation, the statements on the slide entitled “Narrowing FY 2024 Guidance Range to $6.30 - $6.60 Earnings Per Diluted Share,” and address, among others, the following subjects: future operating results including our earnings per diluted share guidance, annual effective tax rate, and related performance expectations; progress on key strategic initiatives; expected results of our partnerships; impacts of our improved data analytics, underwriting and monitoring processes; our goals and possible future actions with respect to optimizing the balance sheet and growing earnings; expected nonperforming loan resolutions and net charge off rates; the performance of our securities portfolio; the impact of card balances related to government stimulus programs; customer retention; loan and other product demand; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for credit losses; and technology. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts such as the military conflicts in Ukraine and the Middle East, weather- related disasters, or public health events, such as pandemics and any governmental or societal responses thereto; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate, and their related impacts on macroeconomic conditions, customer behavior, funding costs and loan and securities portfolios; changes in tax laws; the strength of the United States' economy, and the local economies in which the Company operates; adverse developments in the financial services industry generally such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; inflation, market, and monetary fluctuations; our liquidity and capital positions, including the sufficiency of our liquidity; the timely and efficient development of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by users; the ability of the Company’s subsidiary Pathward , N.A. (“Pathward”) to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance businesses, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry and the insurance premium finance industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer borrowing, spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2023 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update, revise or clarify any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation2

Net Income $65.3 million in net income; an increase of 19% compared to Q2 FY 2023 Diluted Earnings Per Share $2.56 in diluted earnings per share; an increase of 29% compared to Q2 FY 2023 Net Interest Margin Net interest margin (“NIM”) of 6.23%; Adjusted NIM1 of 4.65% Return Metrics2 FY 2024 six months ended return on average assets (“ROAA”) of 2.35% compared to 2.39% in prior year period; FY 2024 six months ended return on average tangible equity (“ROATE”) of 51.09% compared to 50.81% in prior year period Q2 FY 2024 HIGHLIGHTS Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation3 1 See slide 36 for reconciliation to most directly comparable GAAP measure. 2 ROAA and ROATE are annualized for periods presented.

6 MONTHS ENDED MARCH 31, 2024 TAX SERVICES PRE-TAX INCOME INCREASED 24% IN FIRST SIX MONTHS OF 2024 VS. 2023 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation4 REFUND ADVANCE FEE INCOME GREW 12% REFUND ADVANCE ORIGINATIONS INCREASED ALMOST $100 MILLION DECREASED PROVISION DUE TO IMPROVEMENTS IN DATA ANALYTICS, UNDERWRITING AND MONITORING

FOCUS ON RISK ADJUSTED RETURNS TO OPTIMIZE LOANS AND LEASES • Asset classes built to perform through cycles • Strong foundation of specialized and unique risk mitigation techniques • Added over $650 million in loans and leases when compared to the same quarter last year • Focused on adding assets with highest risk adjusted returns and rebalancing securities portfolio into higher yielding loan verticals 5 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation6 • Believe Pathward’s strong Risk and Compliance capability is an advantage • Continue to build on and invest in our people, risk culture, strong processes and technology to adapt and grow with the demands of the business • Trusted partner for companies in the industry BANKING AS A SERVICE HAS OPPORTUNITY FOR GROWTH

NET INTEREST INCOME DRIVES GROWTH IN EPS ($ IN MILLIONS, EXCEPT PER SHARE DATA) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation7 $118.3 Q2 2023 Q2 2024 $101.4 +17% Net Interest Income $140.4 Q2 2023 Q2 2024 $127.1 +10% Noninterest Expenses $128.9 Q2 2023 Q2 2024 $127.0 +2% Noninterest Income $65.3 Q2 2023 Q2 2024 $54.8 +19% Net Income Attributable to Parent $2.56 Q2 2023 Q2 2024 $1.99 +29% Earnings per Diluted Share

 Average Q2 off balance sheet deposits of $783 million, $1.2 billion at quarter end  Continue to return unclaimed EIP balances to the U.S. Treasury DEPOSIT BASE HIGHER TO SUPPORT ASSET GROWTH $5,902.7 $6,368.3 Q2 2023 Q2 2024 8% DEPOSITS 1 Period ending ($ in millions) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation8 1 Does not include off balance sheet deposits

TOTAL LOANS AND LEASES INCREASED FROM Q2 2023  Growth primarily driven by Term Lending, Insurance Premium Finance and SBA/USDA  Nonperforming loans and leases of 0.78% compared to 0.88% at December 31, 2023  Annualized adjusted net charge-off rate of 0.43% for 2Q241 $3,725.6 $4,409.4 Q2 2023 Q2 2024 +18% TOTAL LOANS AND LEASES Period ending ($ in millions) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation9 1 See slide 34 for reconciliation to most directly comparable GAAP measure.

STRONG BALANCE SHEET ALLOWS FOR RETURN OF CAPITAL TO SHAREHOLDERS

Liquidity Sources

($ in millions)



$348
$231
$36
$1,190
$911
$875
$3,591
Off Balance Sheet Deposits[1]
Unpledged Investment Securities
Fed Discount Window Funds
Cash and Cash Equivalents
FHLB Borrowing Capacity
Unsecured Funding and Other Wholesale Funding Options

Share Repurchases



764,185
996,773
Q2 2024
Q2 2024 YTD

[1]These off balance sheet deposits can be brought back on balance sheet, as needed, as they are immediately callable.

10 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Q&A Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation11

RECORD OF STRONG EARNINGS GROWTH AND PROFITABILITY ABOVE BANKING INDUSTRY AVERAGES EXCESS CAPITAL GENERATING BUSINESS ENABLES ONGOING RETURN OF VALUE TO SHAREHOLDERS INVESTMENT HIGHLIGHTS 2 3 4 1 5 EXPERIENCED LEADER IN FAST-GROWING BANKING AS A SERVICE (BAAS) SECTOR, WITH DIVERSIFIED PORTFOLIO OF HIGH- QUALITY FINANCIAL PARTNERS RESILIENT COMMERCIAL FINANCE LOAN PORTFOLIO PRODUCES ATTRACTIVE RETURNS THROUGHOUT ECONOMIC CYCLES HIGHLY ADVANTAGEOUS NATIONAL BANK CHARTER, WITH WELL-DEVELOPED RISK MITIGATION AND COMPLIANCE CAPABILITIES Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation12

RECORD OF STRONG EARNINGS GROWTH & PROFITABILITY1 2.20% 1.55% 1.45% 1.74% 1.88% 2.33% 2.35% 2019 2020 2021 2022 2023 YTD24 Return on Average Assets2 ROAA inclusive of one-time items Net Interest Margin Return on Average Tangible Equity2 35.42% 22.34% 21.87% 28.66% 30.25% 48.32% 51.09% 2019 2020 2021 2022 2023 YTD24 ROATE inclusive of one-time items Earnings Per Common Share $5.26 $5.99 $2.49 $2.94 $4.38 $4.49 $3.61 $1.20 $2.00 $2.65 $2.51 $2.95 2019 2020 2021 2022 2023 YTD24 EPS inclusive of one-time items 1FY19-FY21 display GAAP earnings; FY22 reflects GAAP and adjusted earnings. FY23-FY24 display GAAP earnings as the net adjustments for the periods are insignificant. See appendix for non-GAAP reconciliations 4.91% 4.09% 3.83% 4.84% 6.04% 6.23% 2019 2020 2021 2022 2023 YTD24 Fiscal YTD Earnings Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation13 2YTD24 is annualized Remaining Fiscal Year Earnings

 Pathward’s track record of profitability, combined with its commitment to maintaining the size of its balance sheet, enables the return of the majority of earnings through repurchases and dividends.  Targeting regulatory capital leverage ratio above 8% and total risk weighted capital ratio above 12%.  Paid dividend every quarter dating back to 1994.  Executed $39.1 million of share repurchases in 2Q24. RETURN OF CAPITAL TO SHAREHOLDERS TRACK RECORD OF STRONG EARNINGS GROWTH AND RIGHT-SIZED BALANCE SHEET ENABLES ONGOING RETURN OF CAPITAL Capital Returned to Shareholders Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. $590.0M TOTAL SHARE REPURCHASES 2Q19 TO 2Q24 $33.3M TOTAL DIVIDENDS PAID 2Q19 TO 2Q24 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation14

SUMMARY FINANCIAL RESULTS

Second Quarter Ended March 31, 2024

INCOME STATEMENT	For the quarter ended		
($ in thousands, except per share data)	2Q23	1Q24	2Q24
Net interest income	$101,405	$110,036	$118,301
Provision for credit losses	36,763	9,890	26,052
Total noninterest income	127,038	52,761	128,945
Total noninterest expense	127,136	119,274	140,431
Net income before taxes	$64,544	$33,633	$80,763
Income tax expense (benefit)	9,176	5,719	15,246
Net income before non-controlling interest	55,368	27,914	65,517
Net income attributable to non-controlling interest	597	257	249
Net income attributable to parent	**$54,771**	**$27,657**	**$65,268**
Less: Allocation of earnings to participating securities[1]	839	220	524
Net income attributable to common shareholders[1]	53,932	27,437	64,744
Earnings per share, diluted	**$1.99**	**$1.06**	**$2.56**
Average diluted shares	27,169,569	25,801,538	25,311,144

[1] Amounts presented are used in the two-class earnings per common share calculation.

Revenue of $247.2 million, an 8% increase compared to $228.4 million for the same quarter in fiscal 2023.

- *Net interest income increased $16.9 million compared to the prior year primarily due to increased yields, higher average interest-earning asset balances and an improved earning asset mix.*
- *Servicing fee income on off-balance sheet deposits was $10.4 million for the quarter, as compared to $5.1 million in 1Q24 and $18.2 million in the second quarter of the prior year.*

Noninterest expense of $140.4 million, an increase of 10% compared to $127.1 million for the fiscal 2023 second quarter.

- *The increase in expense was primarily driven by contractual, rate-related processing expenses.*
- *Processing expenses related to structured agreements with BaaS partners were $30.1 million for the quarter, as compared to $26.8 million in 1Q24 and $20.4 million in the second quarter of the prior year.*

Efficiency ratio of 66.89% compared to 68.81%[2] as of March 31, 2023.

15 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[2] Adjusted efficiency ratio (excluding the gain on sale of trademarks and rebranding expenses) for the twelve months ended March 31, 2023 was 67.65%. See appendix for Non-GAAP financial measures reconciliations pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation16 BALANCE SHEET HIGHLIGHTS Second Quarter Ended March 31, 2024 BALANCE SHEET Period ending ($ in thousands) 2Q23 1Q24 2Q24 Cash and cash equivalents $432,598 $671,630 $347,888 Investments 1,864,276 1,886,021 1,814,140 Loans held for sale 24,780 69,518 25,946 Loans and leases (HFI) 3,725,616 4,426,281 4,409,385 Allowance for credit losses (84,304) (53,785) (80,777) Other assets 905,290 927,772 920,535 Total assets $6,868,256 $7,927,437 $7,437,117 Total deposits 5,902,696 6,936,055 6,368,344 Total borrowings 77,543 33,614 64,373 Other liabilities 214,773 228,486 264,938 Total liabilities $6,195,012 $7,198,155 $6,697,655 Total stockholders’ equity 673,244 729,282 739,462 Total liabilities and stockholders’ equity $6,868,256 $7,927,437 $7,437,117 Loans (HFI) / Deposits 63% 64% 69% Net Interest Margin 6.12% 6.23% 6.23% Return on Average Assets 2.99% 1.46% 3.17% Return on Average Equity 32.68% 16.87% 35.72%

• Total tax product revenue increased 1% through the six months ended March 31, 2024 compared to the same period of the prior year. • Refund Advance originations of $1.56 billion in the 2024 tax season through March 31, 2024 compared to $1.46 billion in the 2023 tax season. • Decreases in provision from improving data analytics, underwriting and monitoring. 2024 TAX SEASON UPDATE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation17 1 Approximate loss rate calculated by taking provision for loan & lease losses divided by total refund advance originations. It also includes recoveries from prior tax season. TAX SERVICES ECONOMICS Six Months Ended ($ in millions) March 31, 2023 March 31, 2024 % Change Net interest income (expense) 2.86 0.22 (92)% Refund Advance product income 38.61 43.31 12% Refund Transfer product income 30.88 29.36 (5)% Total revenue 72.35 72.89 1% Total expense 9.60 9.43 (2)% Provision for credit losses 33.06 26.58 (20)% Net income, pre-tax 29.69 36.88 24% Total refund advance originations $ 1,459 $ 1,559 7% Approximate loss rate¹ (6 months) 2.27% 1.70% (25)%

 Pathward’s BaaS business generates fee income and stable deposits.  Ability to attract and maintain these deposits provides a powerful competitive advantage.  Noninterest-bearing deposits as a percentage of total deposits has increased from 54% in 4Q18 to 94% as of 2Q24.  $1.2 billion of off-balance sheet deposits held in custody at program banks as of March 31, 2024, as compared to $2.0 billion as of March 31, 2023. These off-balance sheet deposits earn recordkeeping service fee income, typically reflective of the Effective Fed Funds Rate. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation18 DEPOSIT BREAKDOWN 94.4% 5.5% 0.1% Noninterest Bearing Deposits Interest Bearing Non-Time Deposits Time Deposits DEPOSITS

COST OF DEPOSITS
5.33%
3.87%
2.06%
0.38%
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
All-in Cost of Deposits
Cost of Interest Bearing Deposits
Cost of Total Deposits
Quarterly Average Effective Fed Funds Rate

Note: All-in Cost of Deposits represents cost of total deposits with the additional incorporation of the company's noninterest variable card processing expenses impacted by interest rates.

COST OF DEPOSITS

- During the 2024 fiscal second quarter, approximately 56% of the deposit balances were subject to variable card processing expenses, derived from contractual agreements with certain BaaS partners tied to a rate index, typically the Effective Fed Funds Rate.
- These costs reprice immediately upon a change in the applicable rate index, leading to an instant cost change as compared to the earning-asset yields that will generally experience a lag in repricing.
- As of March 31, 2024, Pathward also managed $1.2 billion in off-balance sheet deposits and earned $10.4 million of recordkeeping service fee income during the fiscal second quarter. That income is also typically reflective of the Effective Fed Funds Rate.
- Averaged 0.47% cost of funds from all deposits and borrowings for 2Q24.

19 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

 Noninterest income represents 44% of fiscal year- to-date total revenue.  Majority of noninterest income fees are generated by the Company’s BaaS business line. Other major items include leasing rental income and other loan & lease fees.  Pathward’s large fee income base provides stability through interest rate and credit cycles, while propelling continued revenue growth.  The majority of Pathward’s tax season revenue is recorded as noninterest income during the second quarter of each fiscal year. DIVERSIFIED NONINTEREST INCOME STREAMS Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation20 Refund Transfer Product Fees 16% Refund Advance Product Fees 24% Card and Deposit Fees 36% Rental Income 15% Other Income 9% FYTD 2024 NONINTEREST INCOME BREAKDOWN . Noninterest income 44% Net interest income 56% FYTD 2024 REVENUE BREAKDOWN

 Remain focused on smart growth in the Commercial Finance loan portfolio. Commercial Finance balances grew $523 million, or 17%, from the second quarter of the prior year.  2Q24 balances and yields elevated by seasonal tax loans.  $1.8 billion securities portfolio provides cash flow for future commercial finance loan growth. LOAN PORTFOLIO Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation21 AVERAGE LOANS AND YIELDS ($B) PERIOD END PORTFOLIO COMPOSITION ($B) $3.1 $3.4 $3.7 $3.7 $3.6 $0.1 $0.2 $0.3 $0.3 $0.3 $0.1 $0.0 $0.0 $0.0 $0.1 $0.4 $0.4 $0.4 $0.4 $0.4 2Q23 3Q23 4Q23 1Q24 2Q24 $3.7 $4.1 $4.4 $4.4 $4.4 Warehouse Tax Services Consumer Commercial $4.0 $3.9 $4.3 $4.5 $4.9 8.47% 8.31% 8.33% 8.33% 8.43% 2Q23 3Q23 4Q23 1Q24 2Q24

 Loan and lease financing to provide access to needed equipment  Focus on equipment critical to business operations  Borrowers are investment grade companies  Primarily fixed rate loans and leases  Flexibility to sell direct originations to secondary market EQUIPMENT FINANCE COMMERCIAL FINANCE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation22 6.82% Q2 2024 Quarterly Yield1 20% Of Loan Portfolio Business Line Balance Sheet Category 2Q23 1Q24 2Q24 Large ticket Lease financing $153.6 $178.6 $160.4 Term lending 501.9 561.7 554.9 Small ticket Lease financing 10.1 5.2 3.8 Term lending 223.1 172.2 155.1 TOTAL $888.7 $917.7 $874.2 ($ in millions) 1Interest income does not include any potential gain(loss) on sale of equipment that was previously on a lease.

• Provides working capital for companies to meet short- term operational requirements • Primarily variable rate loans with majority of floors at or above 6% • Bank typically has dominion of funds • Heavily collateral-managed • Historically excels during economic downturns WORKING CAPITAL FINANCE COMMERCIAL FINANCE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation23 14.19% Q2 2024 Quarterly Yield 17% Of Loan Portfolio Business Line Balance Sheet Category 2Q23 1Q24 2Q24 Working Capital Asset-based lending $378.0 $379.7 $429.6 Factoring 338.9 336.0 336.4 TOTAL $716.9 $715.7 $766.0 ($ in millions)

• Typically, short-term financing to facilitate the purchase of property, casualty, and liability insurance policies • Insurance premium loans have an average term of 10 months • Fixed rate loans • Usually collateralized by insurance premiums • Very low historical loss rate INSURANCE PREMIUM FINANCE COMMERCIAL FINANCE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation24 7.54% Q2 2024 Quarterly Yield 12% Of Loan Portfolio ($ in millions) Business Line Balance Sheet Category 2Q23 1Q24 2Q24 Insurance Premium Finance Insurance premium finance $437.7 $671.0 $522.9 TOTAL $437.7 $671.0 $522.9

STRUCTURED FINANCE
COMMERCIAL FINANCE

- Funding small and midsized businesses, including rural borrowers
- SBA, USDA, and conventional loans with fixed or variable interest rates
- Debt refinance, leveraged acquisitions, and alternative energy project finance
- SBA and USDA guarantees can be sold on the secondary market

6.11%
Q2 2024 Quarterly Yield

30%
Of Loan Portfolio

($ in millions)

Business Line	Balance Sheet Category	2Q23	1Q24	2Q24
Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	$248.3	$356.0	$357.3
Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	157.3	190.1	203.1
Renewable energy debt financing[1] (term lending only)	Term lending	237.5	412.3	484.4
Other	Term lending	273.0	306.0	294.7
	TOTAL	**$916.1**	**$1,264.4**	**$1,339.5**

[1] Total renewable energy debt financing outstanding was $1.01 billion as of 2Q24. The majority of these balances are in the term lending and SBA/USDA balance sheet categories.

25 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

• Consumer credit programs with marketplace lenders offer Pathward a risk adjusted return • Protected by certain layers of credit support and balance sheet flexibility • Programs are offered to strategic partners with payments distribution potential • Agreements typically provide for “excess spread” build-up and protection through a priority of payment within a waterfall CONSUMER Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation26 10.46% Q2 2024 Quarterly Yield 7% Of Loan Portfolio ($ in millions) Business Line Balance Sheet Category 2Q23 1Q24 2Q24 Consumer Consumer finance $148.6 $301.5 $267.0 TOTAL $148.6 $301.5 $267.0 Consumer Payments - Principal, Interest, Fees Collection Account Servicing Principal Losses to Pathward Principal Repayment to Pathward Pathward’s Agreed upon interest return Remaining Excess Spread to Pathward-owned escrow reserve Reserve release to partner is conditional (subordinate) based on product performance Waterfall

• Asset-backed warehouse lines of credit used to support strategic initiatives • Lines are primarily secured by consumer receivables, whereby Pathward is in a senior, secured position as the first out participant • Have never had a charge off or loss • Agreements trigger waterfall protection for the “First Out” participant WAREHOUSE Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation27 10.12% Q2 2024 Quarterly Yield 9% Of Loan Portfolio ($ in millions) Business Line Balance Sheet Category 2Q23 1Q24 2Q24 Warehouse Warehouse finance $377.0 $349.9 $394.8 TOTAL $377.0 $349.9 $394.8 Waterfall All Loan/Collateral Cash Flows Admin Fees (0-5%) Junior Tranche $40MM (40%) Equity Tranche $10MM (10%) First-Out Tranche (Pathward Position) $50MM (50%) $100M Facility EXAMPLE

LOAN PORTFOLIO INTEREST RATE SENSITIVITY

- As of March 31, 2024, $1.9B, or 47% of loans and leases contained floating or variable interest rates. Of these, $1.0B are tied to Fed Funds or Prime, with the remaining tied to either SOFR or the CMT.
- As of March 31, 2024, all variable loans with floors were at or above their floors.
- Due to the sharp rise in interest rates, asset mix changes and overall market conditions, a continued lag is expected as the lease and loan portfolio reprices.

TOTAL LOAN AND LEASE PORTFOLIO PRICING ATTRIBUTES[1]


16%
37%
47%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable

[1] Fixed rate loans and leases are shown for contractual periods.

NET INTEREST MARGIN AND LOAN YIELDS


6.74% 6.90% 6.93% 6.96% 7.22% 6.69% 7.12% 7.70% 8.47% 8.31% 8.33% 8.33% 8.43%
3.07% 3.75% 4.35% 4.59% 4.80% 4.76% 5.21% 5.62% 6.12% 6.18% 6.19% 6.23% 6.23%
3.06% 3.75% 4.34% 4.59% 4.79% 4.62% 4.73% 4.68% 4.89% 4.88% 4.87% 4.71% 4.65%
2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24
NIM[1]
Adjusted NIM[2]
Loan Yields

[1] Declines in NIM in FY21 associated with elevated cash balances from government stimulus programs.
[2] Adjusted NIM includes contractual card processing expenses associated with higher interest rates. See appendix for Non-GAAP financial measures reconciliation.

28 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation29 INTEREST RATE RISK MANAGEMENT MARCH 31, 2024 -2,000 0 2,000 4,000 6,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ($ M M ) Period Variance Total Assets Total Liabilities Asset/Liability Gap Analysis 1 Fixed rate securities, loans and leases are shown for contractual periods. 5% 33% 11% 51% Fixed Rate > 1 Year Earning Asset Pricing Attributes1 Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) • Data presented on this page is reflective of the Company’s asset mix at a point in time and calculated for regulatory purposes. Future rate changes would impact a multitude of variables beyond the Company’s control, and as a result, the data presented is not intended to be used for forward-looking modeling purposes. • Interest rate risk modeling shows asset sensitive balance sheet; net interest income graph shows impact of an instantaneous, parallel rate shock and alternative views of a gradual parallel ramp and a parallel rate shock. • Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. -15% 0% 15% 30% -200 -100 +100 +200 +300 Parallel Shock Alternative Parallel Shock Alternative Ramp 12-Month Interest Rate Sensitivity from Base Net Interest Income Parallel Shock is a statutory required calculation of the impact of an immediate change in rates, assuming other variables remain unchanged. Ramp reflects additional modeling of more gradual increases in interest rates. The Alternative scenarios mirror the Parallel Shock and Ramp with the additional incorporation of the Company’s card fee income and card processing expenses impacted by interest rates.

ASSET QUALITY

Nonperforming Assets ("NPAs")

($ in millions)


0.44%
0.55%
0.77%
0.53%
0.50%
$30.1
$40.8
$58.0
$42.4
$37.2
2Q23
3Q23
4Q23
1Q24
2Q24
Period Ended
NPAs
NPAs / Total Assets

Nonperforming Loans ("NPLs")

($ in millions)


0.76%
0.93%
1.26%
0.88%
0.78%
$28.5
$38.8
$56.2
$39.6
$34.4
2Q23
3Q23
4Q23
1Q24
2Q24
Period Ended
NPLs
NPLs / Total Loans

Adjusted Net Charge-Offs ("NCOs")[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans

($ in millions)


0.68%
0.46%
0.46%
0.46%
0.49%
0.47%
0.50%
0.41%
0.45%
0.43%
$6.0
$4.5
$5.2
$4.6
$4.7
2Q23
3Q23
4Q23
1Q24
2Q24
Period Ended
Adj. NCOs
Adj. NCOs / Adj. Average Loans
Adj. NCOs / Adj. Average Loans - LTM

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 0.43% of average loans in 2Q24
  - 0.45% of average loans over last 12 months
- Allowance for credit loss ("ACL") of $80.8 million as of March 31, 2024.
- ACL as a % of total loans and leases was 1.83% for 2Q24, a 44 bps decrease from the prior year.
- The decrease in NPAs / NPLs compared to the sequential quarter was primarily driven by a decrease in nonperforming loans in the commercial finance portfolio.

30 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[1] See appendix for Non-GAAP financial measures reconciliation.Tax services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation31 CAPITAL AND SOURCES OF LIQUIDITY Regulatory Capital as of March 31, 2024 At March 31, 2024¹ Pathward Financial, Inc. Pathward, N.A. Tier 1 Leverage 7.75% 7.92% Common Equity Tier 1 12.30% 12.83% Tier 1 Capital 12.56% 12.83% Total Capital 14.21% 14.09% Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $348 Unpledged Investment Securities $36 FHLB Borrowing Capacity $911 Funds Available through Fed Discount Window $231 Unsecured Funding Providers $875 Deposit Balances Held at Other Banks $1,190 Total Liquidity $3,591 1 Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Amounts are preliminary pending completion and filing of the Company's regulatory reports. . 7.53% 8.40% 8.11% 7.96% 7.75%7.79% 8.67% 8.32% 8.15% 7.92% 2Q23 3Q23 4Q23 1Q24 2Q24 Tier 1 Leverage Ratio 14.06% 13.45% 12.84% 13.12% 14.21%14.03% 13.42% 12.76% 13.01% 14.09% 2Q23 3Q23 4Q23 1Q24 2Q24 Total Capital Ratio Pathward Financial, Inc. Pathward, N.A. Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

APPENDIX

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation33 NON-GAAP RECONCILIATION 1 Amounts presented are used in the two-class earnings per common share calculation. Adjusted Net Income and Adjusted Earnings Per Share For the year ended ($ in thousands, except share and per share data) 2022 Net income – GAAP a 156,386 Less: Gain on sale of trademarks 50,000 Less: Loss on disposal of certain mobile generators - Add: Accelerated depreciation on certain mobile solar generators - Add: Rebranding Expenses 13,148 Add: Separation related expenses 5,109 Add: Impairment on venture capital investments - Add: Income tax effect 8,936 Adjusted Net Income b 133,579 Less: Allocation of earnings to participating securities1 2,191 Adjusted net income attributable to common shareholders 131,388 Adjusted earnings per common share, diluted $4.49 Average diluted shares 29,232,247 Adjusted Return on Average Assets and Adjusted Return on Average Tangible Equity Average assets c 7,103,874 Return on average assets (a / c) 2.20% Adjusted return on average assets (b / c) 1.88% Average equity d 780,705 Less: Average goodwill and intangible assets 339,179 Average tangible equity e 441,526 Return on average tangible equity (a / e) 35.42% Adjusted return on average tangible equity (b / e) 30.25%

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation34 NON-GAAP RECONCILIATION 1 Tax services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line. For the quarter ended ($ in thousands) Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Dec 31, 2023 Mar 31, 2024 Net charge-offs 4,975 4,218 41,280 5,486 (1,087) Less: Tax services net charge-offs (recoveries) (1,064) (266) 36,075 851 (5,800) Adjusted net charge-offs 6,039 4,484 5,205 4,635 4,713 Quarterly average loans and leases 4,014,112 3,919,225 4,288,067 4,535,826 4,903,175 Less: Quarterly average tax services loans 448,659 52,477 44,192 28,050 493,168 Adjusted quarterly average loans and leases 3,565,453 3,866,748 4,243,875 4,507,776 4,410,007 Annualized NCOs/average loans and leases 0.50% 0.43% 3.85% 0.48% -0.09% Adjusted annualized NCOs/adjusted average loans and leases1 0.68% 0.46% 0.49% 0.41% 0.43% Adjusted Annualized NCOs and Adjusted Loans and Leases

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation35 NON-GAAP RECONCILIATION For the last twelve months ended ($ in thousands) Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Dec 31, 2023 Mar 31, 2024 Noninterest expense – GAAP 431,875 449,803 464,975 479,190 492,485 Net interest income 337,373 362,687 387,861 413,840 430,736 Noninterest income 290,265 304,004 316,599 303,583 305,490 Total Revenue: GAAP 627,638 666,691 704,460 717,423 736,226 Efficiency ratio, LTM 68.81% 67.47% 66.00% 66.79% 66.89% For the last twelve months ended ($ in thousands) Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Dec 31, 2023 Mar 31, 2024 Noninterest expense – GAAP 431,875 449,803 464,975 479,190 492,485 Less: Rebranding expenses 14,063 10,636 3,737 - - Adjusted noninterest expense 417,812 439,167 461,238 479,190 492,485 Net interest income 337,373 362,687 387,861 413,840 430,736 Noninterest income 290,265 304,004 316,599 303,583 305,490 Less: Gain on sale of trademarks 10,000 10,000 10,000 - - Total Adjusted Revenue: 617,638 656,691 694,460 717,423 736,226 Adjusted Efficiency ratio, LTM 67.65% 66.88% 66.42% 66.79% 66.89% Efficiency Ratio Adjusted Efficiency Ratio

NON-GAAP RECONCILIATION

Net Interest Margin and Cost of Deposits

($ in thousands)	For the Quarter Ended												
	Mar-21	Jun-21	Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23	Dec-23	Mar-24
Average interest earning assets	9,768,242	7,316,820	6,438,572	6,183,646	7,082,417	6,082,329	6,073,822	5,934,431	6,717,918	6,326,750	6,724,185	7,031,922	7,635,842
Net interest income	73,850	68,475	70,667	71,613	83,800	72,151	79,760	84,057	101,405	97,465	104,934	110,036	118,301
Net interest margin	3.07%	3.75%	4.35%	4.59%	4.80%	4.76%	5.21%	5.62%	6.12%	6.18%	6.19%	6.23%	6.23%
Average total deposits	9,565,560	6,981,439	6,076,868	5,921,384	6,679,422	5,741,072	5,765,048	5,636,658	6,386,592	5,895,242	6,204,934	6,558,189	7,168,673
Deposit interest expense	445	188	164	141	165	94	99	142	2,096	164	1,954	3,526	6,685
Cost of deposits	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.13%	0.01%	0.12%	0.21%	0.38%

Adjusted Net Interest Margin and Adjusted Cost of Deposits

($ in thousands)	For the Quarter Ended												
	Mar-21	Jun-21	Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23	Dec-23	Mar-24
Average interest earning assets	9,768,242	7,316,820	6,438,572	6,183,646	7,082,417	6,082,329	6,073,822	5,934,431	6,717,918	6,326,750	6,724,185	7,031,922	7,635,842
Net interest income	73,850	68,475	70,667	71,613	83,800	72,151	79,760	84,057	101,405	97,465	104,934	110,036	118,301
Less: Contractual, rate-related processing expense	59	46	205	128	217	2,158	7,372	13,985	20,369	20,528	22,473	26,793	30,094
Adjusted net interest income	73,791	68,429	70,462	71,485	83,583	69,993	72,388	70,072	81,036	76,937	82,461	83,243	88,207
Adjusted net interest margin	3.06%	3.75%	4.34%	4.59%	4.79%	4.62%	4.73%	4.68%	4.89%	4.88%	4.87%	4.71%	4.65%
Average total deposits	9,565,560	6,981,439	6,076,868	5,921,384	6,679,422	5,741,072	5,765,048	5,636,658	6,386,592	5,895,242	6,204,934	6,558,189	7,168,673
Deposit interest expense	445	188	164	141	165	94	99	142	2,096	164	1,954	3,526	6,685
Add: Contractual, rate-related processing expense	59	46	205	128	217	2,158	7,372	13,985	20,369	20,528	22,473	26,793	30,094
Adjusted deposit expense	504	234	369	269	382	2,252	7,471	14,127	22,465	20,692	24,427	30,319	36,779
Adjusted cost of deposits	0.02%	0.01%	0.02%	0.02%	0.02%	0.16%	0.52%	1.00%	1.43%	1.41%	1.56%	1.84%	2.06%

36 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

COMMERCIAL FINANCE CONCENTRATIONS BY INDUSTRY[1]



$ in millions
Manufacturing $675
Finance and Insurance $653
Utilities $618
Transportation and Warehousing $423
Mining, Quarrying, and Oil and Gas Extraction $250
Wholesale Trade $230
Other Services (except Public Administration) $185
Health Care and Social Assistance $143
Construction $111
Administrative and Support and Waste Management and Remediation Services $109
Public Administration $88
Professional, Scientific, and Technical Services $79
Real Estate and Rental and Leasing $67
Retail Trade $61
Accommodation and Food Services $54
Nonclassifiable Establishments $53
Information $48
Arts, Entertainment, and Recreation $13
Agriculture, Forestry, Fishing and Hunting $7
Educational Services $5
Management of Companies and Enterprises $2

MANUFACTURING

38%	Asset-Based lending
37%	Term lending
9%	Factoring
8%	Rental equipment, net
8%	Other

TRANSPORTATION & WAREHOUSING

51%	Term lending
31%	Factoring
9%	Other
5%	Rental equipment, net
4%	Insurance premium finance

UTILITIES

51%	SBA/USDA
41%	Term lending
8%	Rental equipment, net

[1] *Distribution by NAICS codes; excludes certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $215.9M*

37 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward